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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the following with respect to Post-Effective Amendment No. 6 pursuant to the Securities Act of 1933, as amended, to the Registration Statement on Form N-1A of Warburg, Pincus Institutional Fund, Inc. (File No. 33-47880):

     1. The inclusion of our report dated August 11, 1995 on our audit of the Statement of Assets and Liabilities of Warburg, Pincus Institutional Fund, Inc. - Small Company Growth Portfolio.

     2. The inclusion of our report dated December 20, 1995 on our audit of the Statement of Assets and Liabilities of Warburg, Pincus Institutional Fund, Inc. - Global Fixed Income Portfolio.

     3. The inclusion of our report dated December 14, 1995 on our audit of the financial statements and financial highlights of Warburg, Pincus Institutional Fund, Inc. - International Equity Portfolio.

     4. The reference to our Firm under the captions "Financial Highlights" and "Auditors and Counsel" in this filing.

COOPERS & LYBRAND L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 26, 1995